Exhibit 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

ACM Research, Inc.
42307 Osgood Road, Suite I
Fremont, California 94539
United States

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 of ACM Research, Inc. (the “Company”) of our report dated March 22, 2018, relating to the consolidated financial statements of the Company appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO China Shu Lun Pan Certified Public Accountants LLP

BDO China Shu Lun Pan Certified Public Accountants LLP

Shenzhen, The People’s Republic of China
December 10, 2018